     As filed with the Securities and Exchange Commission on July 2, 2001
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               CYTYC CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       02-0407755
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA 01719
              (Address of Principal Executive Offices) (Zip Code)

                             ____________________

                     2001 Non-Employee Director Stock Plan
                           (Full Title of the Plan)
                             ____________________

                              Patrick J. Sullivan
                     President and Chief Executive Officer
                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA 01719
                    (Name and Address of Agent For Service)

                                (978) 263-8000
         (Telephone Number, Including Area Code, of Agent For Service)
                             ____________________

                                   Copy to:

                           JONATHAN M. MOULTON, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                    Proposed          Proposed
                                                                     Maximum           Maximum
                                                 Amount to be     Offering Price      Aggregate         Amount of
    Title of Securities to be Registered          Registered         Per Share     Offering Price    Registration Fee
    ------------------------------------          ----------         ---------     --------------    ----------------
2001 Non-Employee Director Stock Plan           4,000,000(1)      $22.755          $91,020,000.00    $22,755.00
Common Stock (par value $0.01 per share)

____________________

(1) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price of $22.755 per share, which is the average of the high and low prices of the Common Stock of the Company reported on the Nasdaq National Market on June 26, 2001, is set forth solely for purposes of calculating the filing fee.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Cytyc Corporation (the "Company" or the "Registrant" ) with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to the Exchange Act;


     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed pursuant to the Exchange Act; and

     (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 16, 1996.

     All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Delaware General Corporation Law and the Company's Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The Company has obtained directors and officers liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.
          --------

     Exhibit No.                   Description
     -----------                   -----------
     Exhibit 5(1)        Opinion of Testa, Hurwitz & Thibeault, LLP.

     Exhibit 23.1(1)     Consent of Arthur Andersen LLP.

     Exhibit 23.2(1)     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                         Exhibit 5).

     Exhibit 24.1(1) Power of Attorney (included as part of the signature page to this Registration Statement).


     (1)  Filed herewith.

     Item 9.  Undertakings.

(a)       The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 2nd day of July, 2001.

                                   CYTYC CORPORATION

                                   By: /s/ Patrick J. Sullivan
                                       -----------------------
                                       Patrick J. Sullivan
                                       President and Chief Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of Cytyc Corporation, hereby constitute and appoint Patrick J. Sullivan and Robert L. Bowen, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Cytyc Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

                Signature                                      Title(s)                              Date
                ---------                                      --------                              ----

/s/ Patrick J. Sullivan                    President, Chief Executive Officer and Vice           July 2, 2001
-----------------------------------------     Chairman of the Board (Principal Executive
Patrick J. Sullivan                           Officer)


/s/ Robert L. Bowen                        Vice President, Chief Financial Officer and           July 2, 2001
-----------------------------------------     Treasurer (Principal Financial and Accounting
Robert L. Bowen                               Officer)


/s/ Sally W. Crawford                      Director                                              July 2, 2001
-----------------------------------------
Sally W. Crawford

/s/ Alfred J. Battaglia                    Director                                              July 2, 2001
-----------------------------------------
Alfred J. Battaglia

/s/ William G. Little                      Director                                              July 2, 2001
-----------------------------------------
William G. Little

/s/ C. William McDaniel                    Vice Chairman of the Board                            July 2, 2001
-----------------------------------------
C. William McDaniel

/s/ Anna S. Richo                          Director                                              July 2, 2001
-----------------------------------------
Anna S. Richo

/s/ Monroe E. Trout, M.D.                  Chairman of the Board                                 July 2, 2001
-----------------------------------------
Monroe E. Trout, M.D.

/s/ Walter E. Boomer                       Director                                              July 2, 2001
-----------------------------------------
Walter E. Boomer

/s/ William H. Longfield                   Director                                              July 2, 2001
-----------------------------------------
William H. Longfield


                               INDEX TO EXHIBITS

Exhibit No.                                   Description
-----------                                   -----------
Exhibit 5(1)       Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1(1)    Consent of Arthur Andersen LLP.

Exhibit 23.2(1)    Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5).

Exhibit 24.1(1) Power of Attorney (included as part of the signature page to this Registration Statement).

(1)  Filed herewith.